Exhibit 99.1

Investor Relations Contact:	Media Contact:
Robert J. Vill	Jane Randel
Senior Vice President – Finance and Treasurer	Senior Vice President, Corporate Communications
Fifth & Pacific Companies, Inc.	Fifth & Pacific Companies, Inc.
201.295.7515	212.626.3408

FIFTH & PACIFIC COMPANIES, INC. ANNOUNCES Q4 2012 DIRECT-TO-CONSUMER COMPARABLE SALES AND PRELIMINARY FULL YEAR 2012 RESULTS

•                 Expects full year 2012 adjusted EBITDA of $100 to $105 million, up approximately 25% compared to full year 2011 on a comparable basis

•                 Provides initial full year 2013 adjusted EBITDA guidance in the range of $120 to $150 million

•                 Expects 2012 year end net debt to be in the range of $345 to $350 million

New York, NY – January 14, 2013 – Fifth & Pacific Companies, Inc. (NYSE:FNP) today announced preliminary fourth quarter 2012 direct to consumer comparable sales (inclusive of e-commerce net sales) as follows:

Brand	Q4 2012*
kate spade	27%
Lucky Brand	3%
Juicy Couture	(2%)

* Results are preliminary and subject to quarter-end closing adjustments.

William L. McComb, Chief Executive Officer of Fifth & Pacific Companies, Inc., said: “We expect fourth quarter 2012 adjusted EBITDA to be in the range of $63 million to $68 million, resulting in a full year 2012 expectation of $100 million to $105 million, which is at the low end of the range we guided previously. This includes a $3 million negative impact on adjusted EBITDA from Hurricane Sandy across the three brands. During the fourth quarter, kate spade performed at the high end of our expectations, delivering direct to consumer comparable sales growth of 27%. Lucky Brand also had a strong quarter, generating direct to consumer comparable sales growth of 3% and strong gross margins. Juicy Couture posted disappointing direct to consumer comparable sales and gross margins in November and December as the company tightly managed its inventory through very aggressive markdowns in response to sales softness.”

Mr. McComb continued, “Overall for the company, 2012 was a year of progress marked by industry leading growth at kate spade, and a significant improvement in performance at Lucky Brand -- tempered however by a miss in North America caused by merchandising and other issues at Juicy Couture that we believe are now being corrected under Paul Blum’s direction. We anticipate reporting a year end inventory position that is in line with our plan, particularly at Juicy Couture. I am optimistic about delivering sizeable growth in 2013 at kate spade and Lucky Brand, while recognizing that the fixes at Juicy Couture will come late in 2013 and into 2014. We are providing 2013 guidance in this release for the company as a whole, as well as by business unit. We look forward to adding perspective to the outlook at the ICR XChange Conference on Thursday January 17th.”

Mr. McComb concluded, “The management team and Board of Directors of Fifth & Pacific are committed to delivering value to our shareholders.  This includes making resource allocation decisions today that support strong long term growth within our current strategy as well as being thoughtful regarding alternatives to our current multi-brand portfolio approach that unlock value.”

Preliminary estimates of full year 2012 net sales and adjusted EBITDA are shown as follows:

2012 Net Sales & Adjusted EBITDA ($ in Millions)*

Brand	Net Sales**	Adjusted EBITDA**
kate spade	$462	$94 – 95
Lucky Brand	461	34 – 35
Juicy Couture	499	23 – 24
Adelington Design Group	83	19 – 20
Corporate***	--	(70) – (69)
Total	$1,505	$100 – 105

* Results are preliminary and subject to year-end closing adjustments.

** Adjusted results are from continuing operations and exclude streamlining initiatives, brand-exiting activities, gain on acquisition of subsidiary, gain (loss) on extinguishment of debt and unrealized and certain realized foreign currency gains (losses).

*** Corporate is fully allocated to brand results for GAAP and Adjusted segment reporting purposes.

For 2013, the Company is providing its initial guidance as follows:

2013 Financial Outlook ($ in Millions)

Brand	Full Year Direct-to-Consumer Comp Sales Growth%	Adjusted EBITDA*
kate spade	Low Teens	$130 – 140
Lucky Brand	Mid-High Single Digits	50 – 55
Juicy Couture	Slightly Negative to Flat	(5) – 5
Adelington Design Group	--	13 – 16
Corporate**	--	(68) – (66)
Total	--	$120 – 150

Other Items	Total
Depreciation & Amortization	~$75 – 80

Capital Expenditures	~$115

Interest Expense	$45 - 50

Normalized Tax Rate	38% – 40%

FY Basic Share Count	118M

*Adjusted results are from continuing operations and exclude streamlining initiatives, brand-exiting activities, gain on acquisition of subsidiary, gain (loss) on extinguishment of debt and unrealized and certain realized foreign currency gains (losses).

** Includes corporate finance shared services, investor relations and communications shared services, legal shared services, human resources shared services, IT shared services, executive offices, corporate facilities costs, security costs, bank fees, etc.

The Company is scheduled to present at the ICR XChange Conference at the Fontainebleau Hotel in Miami, Florida on Thursday, January 17, 2013 at 12:45 p.m. EST. The presentation will be simultaneously broadcast on the Internet and can be accessed via the Fifth & Pacific website at www.fifthandpacific.com. An archived broadcast will be available on this website through February 7, 2013. The Company will report its fourth quarter and full year 2012 results on Thursday, February 21, 2013.

As the Company has not completed its quarter and year-end fiscal close and its analysis of fiscal 2012, and the audit of its 2012 financial statements is not complete, the results presented in this press release are estimated and preliminary, and, therefore, may change. Estimates of 2012 GAAP results and reconciliation of the various non-GAAP measures in this release are not provided in this press release as the Company has not yet completed its accounting for certain streamlining initiatives and brand exiting activities and other items.  No reconciliations of 2013 Adjusted EBITDA to GAAP measures are provided because they are not available.

In this release, Adjusted EBITDA excluding foreign currency gains (losses), net is defined as income (loss) from continuing operations attributable to Fifth & Pacific Companies, Inc., adjusted to exclude income tax provision (benefit), interest expense, net, gain on sales of trademarks, gain (loss) on extinguishment of debt, gain on acquisition of subsidiary, depreciation and amortization, the impact of expenses incurred in connection with the Company’s streamlining initiatives and brand-exiting activities, non-cash impairment charges and non-cash share-based compensation expense, unrealized and certain realized foreign currency gains (losses), net and estimated Adjusted EBITDA associated with each of the following businesses: Liz Claiborne/JCPenney apparel and handbags; Axcess apparel; Monet Europe; DKNY® Jeans; Kensie and Mac & Jac; Dana Buchman apparel; and our former Curve fragrance brand and related brands. The Company believes that the Adjusted EBITDA represents a more meaningful presentation of its historical operations and projected financial performance since it provides period to period comparisons that are consistent and more easily understood and better reflects the ongoing business of the Company. We consider Adjusted EBITDA an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

About Fifth & Pacific Companies, Inc.

Fifth & Pacific Companies, Inc. designs and markets a portfolio of retail-based, premium, global lifestyle brands including Juicy Couture, kate spade, and Lucky Brand. In addition, the Adelington Design Group, a private brand jewelry design and development group, markets brands through department stores and serves jcpenney via exclusive supplier agreements for the Liz Claiborne and Monet jewelry lines and Kohl’s via an exclusive supplier agreement for Dana Buchman jewelry. The Company also has licenses for the Liz Claiborne New York brand, available at QVC and Lizwear, which is distributed through the club store channel. Fifth & Pacific Companies, Inc. maintains an 18.75% stake in Mexx, a European and Canadian apparel and accessories retail-based brand. Visit www.fifthandpacific.com for more information.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained herein that relate to the Company’s future performance, financial condition, liquidity or business or any future event or action are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements are indicated by words or phrases such as “intend,” “anticipate,” “plan,” “estimate,” “target,” “aim,” “forecast,” “project,” “expect,” “believe,” “we are optimistic that we can,” “current visibility indicates that we forecast,” “contemplation” or “currently envisions” and similar phrases. Such statements are based on current expectations only, are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions. The Company may change its intentions, belief or expectations at any time and without notice, based upon any change in the Company’s assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some risks and uncertainties involve factors beyond the Company’s control. Among the risks and uncertainties are the following: our ability to continue to have the necessary liquidity, through cash flows from operations and availability under our amended and restated revolving credit facility  (as amended to date, the “ABL Facility”), may be adversely impacted by a number of factors, including the level of our operating cash flows, our ability to maintain established levels of availability under, and to comply with the financial and other covenants included in, our ABL Facility and the borrowing base requirement in our ABL Facility that limits the amount of borrowings we may make based on a formula of, among other things, eligible accounts receivable and inventory and the minimum availability covenant in our ABL Facility that requires us to maintain availability in excess of an agreed upon level; general economic conditions in the United States, Europe and other parts of the world, including the impact of debt reduction efforts in the United States; levels of consumer confidence, consumer spending and purchases of discretionary items, including fashion apparel and related products, such as ours; restrictions in the credit and capital markets, which would impair our ability to access additional sources of liquidity, if needed; changes in the cost of raw materials, labor, advertising and transportation which could impact prices of our products; our ability to successfully implement our long-term strategic plans, including the focus on our JUICY COUTURE, LUCKY BRAND and KATE SPADE brands and expansion into markets outside of the U.S., such as China, Japan and Brazil, and the risks associated with the expansion into markets outside of the U.S.; our ability to sustain recent improved performance in our LUCKY BRAND business; our ability to successfully improve the operations and results, creative direction and product offering at  our JUICY COUTURE brand; our dependence on a limited number of large U.S. department store customers, and the risk of consolidations, restructurings, bankruptcies and other ownership changes in the retail industry and financial difficulties at our larger department store customers; whether we will be successful operating the KATE SPADE business in Japan and the risks associated with such operation; risks associated with the transition of the MEXX business to an entity in which we hold a minority interest and the possible failure of such entity that may make our interest therein of little or no value and risks associated with the ability of the majority shareholder to operate the MEXX business successfully, which will impact the potential value of our minority interest; costs associated with the transition of the LIZ CLAIBORNE family of brands, MONET US, DANA BUCHMAN, KENSIE and MAC & JAC brands from the Company to their respective acquirers; our ability to anticipate and respond to constantly changing consumer demands and tastes and fashion trends, across multiple brands, product lines, shopping channels and geographies; our ability to attract and retain talented, highly qualified executives, and maintain satisfactory relationships with our employees; our ability to adequately establish, defend and protect our trademarks and other proprietary rights; our ability to successfully develop or acquire new product lines, such as the Kate Spade Saturday line, or enter new markets, such as China, Japan and Brazil or product categories, and risks related to such new lines, markets or categories; risks associated with the sale of the LIZ CLAIBORNE family of brands to J.C. Penney Corporation, Inc. and the licensing arrangement with QVC, Inc., including, without limitation, our ability to maintain productive working relationships with these parties and possible changes or disputes in our other brand relationships or relationships with other retailers and existing licensees as a result; the impact of the highly competitive nature of the markets within which we operate, both within the U.S. and abroad; our reliance on independent foreign manufacturers, including the risk of their failure to comply with safety standards or our policies regarding labor practices; risks associated with our buying/sourcing agreement with Li & Fung Limited, which results in a single third party foreign buying/sourcing agent for a significant portion of our products; risks associated with the delay in our previously announced plan to close our Ohio distribution facility and transition to a single third-party service provider for a significant portion of our U.S. distribution, including risks associated with continuing to operate our Ohio distribution facility beyond the end of fiscal 2012, including increased operating expenses, risks related to systems capabilities and risks related to the Company’s ability to continue to appropriately staff the Ohio facility with both union and non-union employees; a variety of legal, regulatory, political and economic risks, including risks related to the importation and exportation of product, tariffs and other trade barriers; our ability to adapt to and compete effectively in the current quota environment in which general quota has expired on apparel products, but political activity seeking to re-impose quota has been initiated or threatened; our exposure to currency fluctuations; risks associated with material disruptions in our information technology systems, both owned and licensed, and with our third-party e-commerce platforms and operations; risks associated with privacy breaches; risks associated with credit card fraud and identity theft; risks associated with third party service providers, both domestic and overseas, including service providers in the area of e-commerce; limitations on our ability to utilize all or a portion of our US deferred tax assets if we experience an “ownership change”; and the outcome of current and future litigation and other proceedings in which we are involved.  Such risks and uncertainties also include other factors as are set forth in this press release, and in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 29, 2012, filed with the S.E.C. on October 25, 2012, including in the sections entitled  “Item 1A-Risk Factors” and “Statement on Forward Looking Statements.” The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.